EXHIBIT 10.8









                    REYNOLDS METALS COMPANY




        DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS














                    As Amended and Restated


                    Effective March 8, 1999

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                           ARTICLE I

                      PURPOSE OF THE PLAN

          The purpose of the Plan is to assist the Company in

attracting and retaining qualified individuals to serve as

Directors and to assist Directors in planning for their retire-

ment.



                           ARTICLE II

                          DEFINITIONS

          2.01  "Beneficiary" shall mean the individual or entity

designated by the Participant to receive any amounts remaining in the Plan upon the Participant's death.  If no such designation is made, or if the designated individual predeceases the Participant or the entity no longer exists, then the Beneficiary shall be the

Participant's estate.

          2.02  "Company" shall mean Reynolds Metals Company, a

Delaware corporation.

          2.03  "Company Stock" shall mean the Common Stock of

the Company, without par value.

          2.04  "Current Compensation" shall mean that portion of

Director Compensation which the Participant elects to accept immediately in return for services performed for the Company.

          2.05  "Deferred Compensation" shall mean that portion

of Director Compensation which the Participant elects to defer in the manner provided for herein, until the time or times selected for payment in accordance with Section 4.02.


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          2.06  "Deferral Termination Date" shall mean one of the

following dates, as elected by the Participant: (a) the date on which the Participant ceases to be a member of the Board of

Directors of the Company, (b) the date of the Participant's

seventieth (70th) birthday, or (c) the last day of such specified year as the Participant shall elect.

          2.07  "Director" shall mean a member of the Board of

Directors of the Company who is not an employee of the Company or of one of its subsidiaries.

          2.08  "Director Compensation" shall mean all

compensation received for services on and after January l, 1987,

as a member of the Board of Directors of the Company, as Chairman of the Board, and as chairman or a member of a committee of the

Board, including retainers and meeting fees duly authorized by the Board of Directors, but shall not include payments made in reimbursement of travel and other out-of-pocket expenses.

          2.09  "Effective Date" shall mean December l, 1986.

          2.10  "Participant" shall mean a Director who submits a

written request pursuant to the terms of this Plan for deferral of Director Compensation.

          2.11  "Plan" shall mean this Reynolds Metals Company

Deferred Compensation Plan for Outside Directors.

          2.12  "Plan Committee" shall mean the committee

appointed by the Chief Executive Officer of the Company to

administer the Plan.


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                           ARTICLE III

            ELECTIONS TO DEFER DIRECTOR COMPENSATION

          3.01  Before the start of each calendar year during the

term of the Plan, each Director, whether or not then a

Participant, shall have the right to elect to defer the receipt of 25%, 50%, 75% or 100% of Director Compensation to be earned by such Director in respect of such calendar year.  At the time of such election, the Director shall also elect with respect to such

Deferred Compensation:

          (a)   The Deferral Termination Date, as provided in

     Section 2.06; provided, however, that if the Participant

     elects Additional Compensation in the form of Stock

     Equivalent Additional Compensation as provided in Section

     4.01(b), the Deferral Termination Date must be the date

     described in Section 2.06(a);

          (b)   The form of Additional Compensation, as provided

     in Section 4.01; and

          (c)   The method of payment, as provided in Section

     4.02.

          3.02  An individual who becomes a Director after the

beginning of a calendar year may make the elections referred to in Section 3.01 with respect to any Director Compensation to be earned in respect of the remaining portion of such calendar year.

Any such election must be made within forty-five (45) days of the date the Director first becomes eligible hereunder.



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          3.03  An election made under Section 3.01 or 3.02 shall

be irrevocable as to the Director Compensation to which such election applies, except as otherwise provided herein.



                           ARTICLE IV

                PAYMENT OF DEFERRED COMPENSATION

          4.01  Deferred Compensation shall be paid in cash

following the applicable Deferral Termination Date in accordance with the provisions of Section 4.02.  There shall be added to all

Deferred Compensation payments an amount of additional

compensation (hereinafter referred to as "Additional

Compensation") computed under subsection (a) or (b) below, as elected by the Participant with regard to the Deferred

Compensation being paid:

          (a)   "Interest Equivalent Additional Compensation"

     shall be computed at a specified rate and compounded semi-

     annually on June 30th and December 31st from the date the

     compensation would have been paid if it were Current

     Compensation to the date of payment.  Interest Equivalent

     Additional Compensation shall be computed as follows:

                 (i)   For Director Compensation deferred

          on and after January 1, 1988, the rate at which

          Interest Equivalent Additional Compensation is computed

          shall be determined pursuant to this subsection (i).

          Before the start of each calendar year, and before the

          elections referred to in Section 3.01 are made with

          regard to Director Compensation to be earned in respect

          of such

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          year, the Plan Committee shall determine the

          rate applicable to Director Compensation deferred for

          that year.  This rate shall apply to amounts deferred

          during that year until all such amounts are paid out.

                (ii)  For Director Compensation deferred

          during 1987, the rate at which Interest Equivalent

          Additional Compensation is computed shall continue to

          be determined pursuant to the terms of the Plan in

          effect on January l, 1987.

          (b)   "Stock Equivalent Additional Compensation" shall

     be computed in accordance with this Section 4.01(b).

                (i)  As of each date when Director

          Compensation would have been paid if it were Current

          Compensation, each Participant who elected to receive

          Stock Equivalent Additional Compensation shall have his

          account under this Plan credited with a number of

          equivalent shares of Company Stock determined by

          dividing (A) the total dollar amount of such Deferred

          Compensation by (B) the arithmetic average of the high

          and low sales prices of Company Stock as reported on

          New York Stock Exchange Composite Transactions on such

          date.  Fractional equivalent shares shall be calculated

          to three decimal places.

                (ii)  As of each date when cash dividends

          are paid on Company Stock, each Participant who elected

          to receive Stock Equivalent Additional Compensation

          shall also have his account under this Plan adjusted to

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          reflect dividend equivalents computed pursuant to this

          subsection (ii).  The dollar amount of the dividend

          equivalent for each Participant shall equal the cash

          dividends that would have been paid on the number of

          equivalent shares of Company Stock credited to the

          Participant's account as of the dividend record date if

          that number of equivalent shares had actually been

          issued and outstanding on the record date.  This

          dividend equivalent for each Participant shall be

          converted into a number representing equivalent shares

          of Company Stock by dividing (A) the total dollar

          amount of the Participant's dividend equivalent by (B)

          the arithmetic average of the high and low sales prices

          of Company Stock as reported on New York Stock Exchange

          Composite Transactions on the date when the cash

          dividends are paid.  The Participant's account under

          this Plan shall then be credited with the determined

          number of equivalent shares of Company Stock, including

          fractional shares calculated to three decimal places.

                (iii) If any stock dividend is declared

          upon Company Stock, or if there is any stock split,

          stock distribution, or other recapitalization of the

          Company with respect to its Company Stock, resulting in

          a split-up or combination or exchange of shares, or if

          any special distribution is made to holders of Company

          Stock, the aggregate number and kind of equivalent

          shares of Company Stock credited to the account of a


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          Participant under the Plan shall be proportionately

          adjusted as the Plan Committee may deem appropriate.

          4.02  A Participant's Deferred Compensation and Addi-

tional Compensation shall be paid to such Participant in a single lump sum payment or in annual installments over a period of

between two (2) and ten (10) years, as elected by the

Participant, following the applicable Deferral Termination Date.

Such election as to payment period shall be made by the

Participant at the same time as the election of the Deferral

Termination Date in accordance with Sections 3.01 and 3.02 of this Plan.  The following rules shall apply to payments under this Section 4.02:

          (a)   If Interest Equivalent Additional Compensation is

     being paid on the Deferred Compensation, lump sum payments shall be paid as soon as administratively feasible following the year in which the Deferral Termination Date occurs.

     Annual installments shall consist of equal amounts of

     Deferred Compensation, and, together with the Interest

     Equivalent Additional Compensation applicable thereto, shall be paid as soon as administratively feasible in each

     calendar year following the year in which the Deferral

     Termination Date occurs.  For purposes of this Plan, the

     Interest Equivalent Additional Compensation applicable to

     any installment payment shall equal (i) the total amount of

     Interest Equivalent Additional Compensation then accrued and applicable to the total Deferred Compensation being paid in installments, divided by (ii) the number of installment


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     payments remaining, including the installment about to be

     paid.

          (b)   If Stock Equivalent Additional Compensation is

     being paid on the Deferred Compensation, the amount of a

     lump sum payment shall be equal to (i) the total number of equivalent shares of Company Stock credited to the

     Participant's account under this Plan as of the last day on which the New York Stock Exchange, Inc. is open in the year the Deferral Termination Date occurs, multiplied by (ii) the closing sales price of Company Stock as reported on New York

     Stock Exchange Composite Transactions on such date.  This

     lump sum payment shall be paid as soon as administratively feasible following the later of (i) the end of the year in which the Participant's Deferral Termination Date with

     respect to such compensation occurs, or (ii) the date on

     which all of the Participant's transactions under the Plan shall be exempt or excluded from liability under Section

     16(b) of the Securities Exchange Act of 1934, as amended

     (the "1934 Act").  If annual installments are elected

     instead of a lump sum, the amount of the installment payment to be made in a calendar year shall be computed by taking

     (y) the amount that would have been payable after the end of the preceding year had the entire amount remaining as of the end of such year been paid as a single lump sum, divided by

     (z) the number of installment payments remaining, including the installment about to be paid.  The first annual

     installment shall be paid as soon as administratively

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     feasible following the later of (i) the end of the year in which the Participant's Deferral Termination Date with

     respect to such compensation occurs, or (ii) the date on

     which all of the Participant's transactions under the Plan shall be exempt or excluded from liability under Section

     16(b) of the 1934 Act.  Each annual installment thereafter shall be paid as soon as administratively feasible in each calendar year following the year in which the Deferral

     Termination Date occurs.

          4.03  Payments in Case of Death.  In the event of a

Participant's death, the remaining unpaid portion of such

Participant's Deferred Compensation and Additional Compensation

shall be accelerated and paid to the Participant's Beneficiary as soon as practicable after the Participant's death.

          4.04  (a)   Subject to the provisions of Section

4.04(c), upon receipt of a written request from a Participant or a Participant's legal representative, if the Participant is not competent to manage his affairs, the Plan Committee may direct that all or any part of the undelivered portion of Deferred

Compensation (together with the Additional Compensation

applicable thereto) be accelerated and paid in a lump sum if it finds, in its sole discretion, that continued deferral of such

Deferred Compensation will cause such Participant severe

financial hardship.

          (b)   Subsection (a) above shall apply both to Director

Compensation deferred in previous years and to Director

Compensation being deferred during the year in which the

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acceleration of payments is approved, except that no Deferred

Compensation shall be paid out prior to the date such Deferred

Compensation would be payable if it were Current Compensation.

          (c)   Anything herein to the contrary notwithstanding,

the Plan Committee shall not accelerate any payment of Deferred

Compensation with respect to which Stock Equivalent Additional

Compensation is to be paid unless and until the accelerated

payment will be exempt from short-swing profit liability pursuant to the rules promulgated under Section 16(b) of the 1934 Act.

          4.05  (a)   Anything herein to the contrary

notwithstanding, if at any time a Change in Control (as defined below) occurs, then all unpaid Deferred Compensation (together with the Additional Compensation applicable thereto) shall be accelerated and paid out to each Participant in a single lump sum within ten (10) days of the date of such Change in Control, with

Additional Compensation for this purpose computed through the date of the Change in Control.  This provision shall apply both to Director Compensation deferred in previous years and to

Director Compensation being deferred during the year in which the

Change in Control occurs, except that no Deferred Compensation shall be paid out prior to the date such Deferred Compensation would be payable if it were Current Compensation.  After the

Change in Control, no further amounts shall be deferred hereunder for the remainder of the year.

          (b)   For purposes of this Section 4.05, "Change in

Control" shall mean the occurrence of any of the following:

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          (i)   Any Person (as defined below) becomes the

     Beneficial Owner (as defined below), directly or indirectly,

     of 15% or more of the Company's common stock, unless such

     Person (A) is not deemed an "Acquiring Person" in accordance with Section 1(a) of the Rights Agreement (as defined

     below), or (B) became a Beneficial Owner of 15% or more of the Company's common stock in a transaction that did not

     constitute a Change in Control under Section 4.05(b)(iii)

     hereof;

          (ii)  During any period of two consecutive years,

     individuals who at the beginning of such period constitute the Board (as defined below), and any new director (other

     than a director designated by a person who has entered into an agreement with the Company to effect a transaction

     described in Sections 4.05(b)(i), (iii) or (iv)) whose

     election by the Board or nomination for election by the

     Company's shareholders was approved by a vote of at least

     two-thirds of the directors then still in office who either were directors at the beginning of the period or whose

     election or nomination for election was previously so

     approved, cease for any reason to constitute a least a

     majority of the members of the Board;

          (iii) The effective date of a merger or consolidation

     of the Company or any of its subsidiaries with any other

     entity, other than a merger or consolidation which would

     result in the voting securities of the Company outstanding immediately before such merger or consolidation continuing

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     to represent (either by remaining outstanding or by being

     converted into voting securities of the surviving entity or of any other corporation or entity that as a result of such transaction owns the Company or all or substantially all of the Company's assets, either directly or through one or more subsidiaries (the "parent entity")) more than 51% of the

     combined voting power of the voting securities of the parent or surviving entity outstanding immediately after such

     merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such parent or surviving entity;

          (iv)  The approval by the shareholders of the Company

     of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or

     substantially all of the Company's assets; and

          (v)   There occurs any other event of a nature that

     would be required to be reported in response to Item 6(e) of

     Schedule 14A of Regulation 14A (or in response to any

     similar item on any similar schedule or form) under the 1934

     Act, whether or not the Company is then subject to such

     reporting requirement.

          (vi)  For purposes of this Section 4.05(b), the

     following terms shall have the following meanings:

                (A)   "Person" shall have the meaning as set

          forth in Sections 13(d) and 14(d) of the 1934 Act;

          provided, however, that Person shall exclude (i) the

          Company, (ii) any trustee or other fiduciary holding

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          securities under an employee benefit plan of the

          Company, and (iii) any corporation owned, directly or

          indirectly, by the shareholders of the Company in

          substantially the same proportions as their ownership

          of stock of the Company.

                (B)   "Beneficial Owner" shall have the meaning

          given to such term in Rule 13d-3 under the 1934 Act;

          provided, however, that Beneficial Owner shall exclude

          any Person otherwise becoming a Beneficial Owner by

          reason of the shareholders of the Company approving a

          merger of the Company with another entity.

                (C)   "Rights Agreement" shall mean the Amended

          and Restated Rights Agreement dated as of March 8, 1999

          between the Company and ChaseMellon Shareholder

          Services, L.L.C., as initially in effect.

                (D)   "Board" means the Board of Directors of the

          Company.



                           ARTICLE V

                         ADMINISTRATION

          The Plan Committee shall have full responsibility and

authority to interpret and administer the Plan, including the power to promulgate rules of Plan administration, the power to settle any disputes as to rights or benefits arising from the

Plan, the power to appoint agents and delegate its duties, and the power to make such decisions or take such actions as the Plan

Committee, in its sole discretion, deems necessary or advisable

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to aid in the proper administration of the Plan.  Actions and determinations by the Plan Committee shall be final, binding and conclusive for all purposes of this Plan.



                           ARTICLE VI

          AMENDMENT, SUSPENSION AND TERMINATION OF THE PLAN

          The Board of Directors of the Company may from time to

time amend, suspend or terminate the Plan, in whole or in part,

except that no such amendment, suspension or termination shall materially adversely affect the rights of any Participant in respect of Deferred Compensation previously earned by such

Participant and not yet paid.  Anything herein to the contrary notwithstanding, at any time before a Change in Control (as

defined in Section 4.05(b)) occurs, the Board may amend Section

4.05(b)(i) to change the percentage referred to therein to a percentage that is not more than 25%, so long as such change is consistent with contemporaneous change of a similar nature in the

Rights Agreement (as defined in Section 4.05(b)(vi)(C)).



                          ARTICLE VII

                            FUNDING

          No promises under this Plan shall be secured by any

specific assets of the Company, nor shall any assets of the

Company be designated as attributable or allocated to the

satisfaction of such promises.  Benefit payments shall be made from the Company's general assets.

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                          ARTICLE VIII

                       GENERAL PROVISIONS

          8.01  All elections by a Participant hereunder shall be

made in writing by the completion and delivery to the Company of forms prescribed for such purpose within the time limits set forth herein with respect to such election.  In the event the federal income tax treatment of deferred compensation is

unfavorably changed or interpreted, the Plan Committee may, in its sole discretion, authorize Participants to change their

elections; provided, however, that the Plan Committee shall not allow Participants to change their elections regarding any

Deferred Compensation with respect to which Stock Equivalent

Additional Compensation is to be paid unless the Plan Committee determines that such change of elections and subsequent payment of the Deferred Compensation to which the change relates will be exempt from short-swing profit liability pursuant to the rules promulgated under Section 16(b) of the 1934 Act.

          8.02  Neither the establishment of the Plan nor the

payment of any benefits hereunder nor any action of the Company,

including its Board of Directors, in connection therewith shall be held or construed to confer upon any individual any legal right to remain on the Board of Directors of the Company.

          8.03  No benefit under the Plan shall be subject in any

manner to anticipation, alienation, sale, transfer, assignment,

pledge, encumbrance or charge, except by will or the laws of descent and distribution, and any attempt thereat shall be void.

No such benefit shall, prior to receipt thereof, be in any manner

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
liable for or subject to the recipient's debts, contracts,

liabilities, engagements, or torts.

          8.04  This Plan shall inure to the benefit of, and be

binding upon, the Company and each Participant, and upon the successors and assigns of the Company and of each Participant.

          8.05  The Company shall deduct from the amount of any

payments hereunder all taxes required to be withheld by

applicable laws.

          8.06  This Plan shall be governed by, and construed in

accordance with, the laws of the Commonwealth of Virginia.




          Executed and adopted this 28 day of April, 1999,

pursuant to action taken by the Board of Directors of Reynolds

Metals Company at its meeting on March 8, 1999.



                                   REYNOLDS METALS COMPANY



                                   By /s/ D. Michael Jones
                                      ______________________________

                                   Title:  Senior Vice President and
                                           General Counsel



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